Exhibit 1.1

          Van Kampen American Capital Equity Opportunity Trust
                                Series 87
                             Trust Agreement

                                                 Dated:  January 27, 1998

     This Trust Agreement among Van Kampen American Capital Distributors, Inc., as Depositor, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., as Evaluator, Van Kampen Capital Investment Advisory Corp., as Supervisory Servicer, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Van Kampen American Capital Equity Opportunity Trust, Series 87 and Subsequent Series, Standard Terms and Conditions of Trust, Effective January 27, 1998" (herein called the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                            Witnesseth That:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Evaluator, Supervisory Servicer and Trustee agree as follows:


                                 Part I
                 Standard Terms and Conditions of Trust

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                 Part II
                  Special Terms and Conditions of Trust

     The following special terms and conditions are hereby agreed to:

           1. The Securities defined in Section 1.01(24), listed in the Schedule hereto, have been deposited in trust under this Trust Agreement.

          2. The fractional undivided interest in and ownership of each Trust represented by each Unit is the amount set forth under "Summary of Essential Financial Information - Fractional Undivided Interest in the Trust per Unit" in the Prospectus. Such fractional undivided interest may be (a) increased by the number of any additional Units issued pursuant to Section 2.03, (b) increased or decreased in connection with an adjustment to the number of Units pursuant to Section 2.03, or (c) decreased by the number of Units redeemed pursuant to Section 5.02.

      3. The terms "Capital Account Record Date" and "Income Account Record Date" shall mean the "Income and Capital Account Record Dates" set forth under "Summary of Essential Financial Information" in the Prospectus.

      4. The terms "Capital Account Distribution Date" and "Income Account Distribution Date" shall mean the "Income and Capital Account Distribution Dates" set forth under "Summary of Essential Financial Information" in the Prospectus.

     5. The term "Mandatory Termination Date" shall mean the "Mandatory Termination Date" set forth under "Summary of Essential Financial Information" in the Prospectus.

      6. The term "Rollover Notification Date" shall mean each of the "Rollover Notification Dates" set forth under "Summary of Essential Financial Information" in the Prospectus.

      7.    The  term "Special Redemption Date" shall mean  each  of  the
"Special   Redemption  Dates"  set  forth  under  "Summary  of  Essential
Financial Information" in the Prospectus.



     In Witness Whereof, Van Kampen American Capital Distributors, Inc. has caused this Trust Agreement to be executed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or one of its Vice Presidents or Assistant Secretaries, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., and Van Kampen American Capital Investment Advisory Corp., have each caused this Trust Indenture and Agreement to be executed by their respective President or one of their respective Vice Presidents and the corporate seal of each to be hereto affixed and attested to by the Secretary, Assistant Secretary or one of their respective Vice Presidents or Assistant Vice Presidents and The Bank of New York, has caused this Trust Agreement to be executed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers all as of the day, month and year first above written.


                                    Van Kampen American Capital
                                       Distributors, Inc.

                                    By  James J. Boyne
                                        Vice President, Associate General
                                        Counsel and Assistant Secretary
Attest:

By   Cathy Napoli
     Assistant Secretary

                                    American Portfolio Evaluation
                                       Services, a division of Van Kampen
                                       American Capital Investment
                                       Advisory Corp.

                                    By  Dennis J. McDonnell
                                        President
Attest

By  James J. Boyne
    Assistant Secretary
                                    Van Kampen American Capital
                                        Investment Advisory Corp.

                                    By  Dennis J. McDonnell
                                        President
Attest

By  James J. Boyne
    Assistant Secretary

                                    The Bank of New York

                                    By  Ted Rudich
                                        Vice President
Attest

By Jeffrey Cohen
   Assistant Treasurer

                      Schedule A to Trust Agreement
                     Securities Initially Deposited

                                   in

     Van Kampen American Capital Equity Opportunity Trust, Series 87

(Note: Incorporated herein and made a part hereof is each "Portfolio" as set forth in the Prospectus.)